UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2015

KINGOLD JEWELRY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15819	13-3883101
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 Huangpu Science and Technology Park Jiang’an District Wuhan, Hubei Province, PRC		430023
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (011) 86 27 65694977

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On October 6, 2015, Kingold Jewelry, Inc. (“Kingold” or “the Company”) issued a press release announcing that it currently plans to hold its 2015 Annual Meeting of Stockholders at 10:00 AM local time on December 19 and 20, 2015, at the Marco Polo Wuhan, 159 Yanjiang Avenue, Jiang’an, Wuhan, China. The proposals will be presented for voting on December 19, 2015.

Rule 14a-8 Stockholder Proposal Deadline

The 2015 Annual Meeting date represents a change of more than 30 days from the anniversary of the Company’s 2014 Annual Meeting of Stockholders. As a result, under Rule 14a-8 under the Securities Exchange Act of 1934, as amended, the deadline for the receipt of any stockholder proposals submitted pursuant to Rule 14a-8 for inclusion in the Company’s proxy materials for the 2015 Annual Meeting is required to be a reasonable time before the Company begins to print and mail the proxy materials. Taking into consideration the time and process for addressing any deficiencies in proposals that may be submitted, the Company has determined that October 21, 2015 should be the deadline for receipt of proposals pursuant to Rule 14a-8. Such proposals should be delivered to: 15 Huangpu Science and Technology Park, Jiang’an, Wuhan, China, Attention: Corporate Secretary. Such proposals will need to comply with the rules of the Securities and Exchange Commission regarding the inclusion of stockholder proposals in the Company’s proxy materials, and may be omitted if not in compliance with applicable requirements.

The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated October 6, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINGOLD JEWELRY, INC.

By:	/s/ Bin Liu
Name: Bin Liu Title: Chief Financial Officer

Date: October 6, 2015